Exhibit 99.1

Collectors Universe Provides New Business Update

Regarding the Coronavirus Pandemic

NEWPORT BEACH, CA – April 15, 2020 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, is providing the following new business update.

As we previously reported, the Company ceased authentication and grading operations in California on March 20, 2020 in response to a state-wide “shelter-in-place” order issued by the Governor of California.

However, we have recently resumed our coin, trading card and memorabilia authentication and grading operations, albeit on a limited basis, primarily to assist dealers of investment assets, consisting of coin and other high-value collectibles, and our other customers in selling those assets and enhancing their liquidity. As we have previously stated, we believe that our authentication and grading services add value to these investment assets by enhancing their marketability and, thereby, increasing liquidity to the dealers and collectors that buy and sell them.

Protecting the health and safety of our employees and our community remains our top priority. As a result, we resumed operations only after having implemented a number of health and safety measures, including changing the configuration of our grading floors and limiting the number of employees that may be onsite at any time in order to maintain social distancing, and regularly sanitizing the work spaces at our offices.

As we previously reported, the cessation of our authentication and grading operations, beginning on March 20, 2020, adversely affected our revenues and operating results for the month and the quarter ended March 31, 2020. We expect that the resumption of our operations will help to mitigate, but not fully offset, the adverse effects of the COVID-19 pandemic on our operating results for the fourth quarter and fiscal year ending June 30, 2020. We do not have adequate data to reliably predict the extent of the adverse effects that the COVID-19 pandemic will have on our future operating results, as that will depend on a number of variables that are outside of our control, including the ultimate severity and the duration of the pandemic.

On the other hand, our financial condition remains strong. As of March 31, 2020, we had cash and cash equivalents totaling approximately $22 million. In addition, as of March 31, 2020 we have up to $15 million of available credit under a revolving bank credit line and minimal debt.

The situation is evolving and, as a result, we intend to provide updates during our next earnings call, or possibly sooner by press release, as events dictate.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”) and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company’s website, http://www.collectorsuniverse.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion of our operating results in this news release. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: the impact of the coronavirus pandemic on our future results of operations; our continued dependence on our coins, cards and autographs businesses, which historically have generated more than 90% of our total consolidated revenues and a substantial portion of our operating income, which make our operating results more vulnerable to conditions that could adversely affect those businesses, such as stagnations of and declines in precious metals prices that could adversely affect our coin revenues; the risk that domestic or international economic conditions may deteriorate as a result of events outside of our control, such as the coronavirus pandemic, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as adverse economic or market conditions, as well as our financial performance and the cash needs of our business in the future; the risk that the weakness or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risk that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering services internationally, or potentially investing in new lines of business, will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; and the risks and added complexity of conducting business overseas.

Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2019 and in Item 1A in Part II of Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, which we filed with the Securities and Exchange Commission on August 28, 2019 and February 4, 2020, respectively. Readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained, implied or inferred, in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual Report on Form 10-K, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:	Contact:

Joseph Orlando	Joseph Wallace
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer
949-567-1170	949-567-1245
Email: jorlando@collectors.com	Email: jwallace@collectors.com